Exhibit 10.5

Cyworld Z Co., Ltd. 14th Bearer’s Non-Guaranteed Private Placement Convertible Bonds With Coupons Convertible Bond Subscription Agreement

Total Issue Amount : USD 1,000,000

Subscription Agreement Execution Date: [5/16], 2023
Payment Date and Issue Date: [5/16], 2023

Convertible Bond Subscription Agreement

This Convertible Bond Subscription Agreement (the “Agreement”) is made and entered into by and among the following parties as of [5/16], 2023.

Issuer	Cyworld Z Co., Ltd. Address: (Sinsa-dong) 29-1 Nonhyeon-ro 158-gil, Gangnam-gu, Seoul
Subscriber	Exicure, Inc. Address: 2430 N. Halsted St. Chicago, IL, 60614 U.S.A

The Subscriber may be individually referred to as the “Subscriber.” The Issuer and the Subscriber may be individually referred to as the “Party,” and collectively as the “Parties.”

Recitals

WHEREAS, the Issuer desires to issue ‘14th Bearer’s Non-Guaranteed Private Placement Convertible Bonds With Coupons’ (the “CB”); and

WHEREAS, the Subscriber agrees to subscribe the CB, subject to terms and conditions of this Agreement. For the purpose of clarification, the term “subscription” as used in this Agreement shall mean acquisition of rights and interests in the CB and shall not mean “subscription” as defined and used in Section 9.11 of the Korean Financial Investment Services and Capital Markets Act (the “Capital Markets Act”).

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the Issuer and the Subscriber hereby agree as follows in connection with the issuance, the subscription of the CB and other related matters:

Article 1. Purpose

The purpose of this Agreement is to stipulate rights and obligations among the Issuer and the Subscriber in connection with the Subscriber’s subscription of the CB issued by the Issuer.

Article 2. Subscription

The Issuer shall amend any provisions in the articles of incorporation, internal regulations, and other rules related to the operation of the company that are inconsistent with the terms of this Agreement, in order to faithfully fulfill this Agreement.

Article 3. Terms and Conditions of the CB

The terms and conditions of the CB to be issued by the Issuer are as follows:

1.Type of the CB: 14th Bearer’s Non-Guaranteed Private Placement Convertible Bonds With Coupons

2.Total Face Value: USD 1,000,000
3.Use of Funds: Working capital

4.Subscription Amount.: USD 1,000,000

5.Denominations and the Number of CB Certificates: Four (4) CB certificates with a denomination of USD 250,000. The CB is a bearer’s non-guaranteed private placement bond and shall not be split or merged for one (1) year from the issue date.

6.Issue Price: 100% of the face value of the CB

7.Coupon Rate: The coupon rate for the CB commencing from the Issue Date until the Maturity Date shall be 0.00% per annum for each CB’s face value (the “Coupon Rate”).

8.Yield to Maturity: The yield to maturity shall be 4.5% per annum (the “YTM”).

9.Maturity Date: [5/15], 2026 (“Maturity Date”)

10.Payment Method and Deadline of the Principal and Interest of the CB
(1)On the Maturity Date of this CB (the “Redemption Date”), the amount equivalent to 114.1166% of the principal amount, which is the amount calculated by subtracting the interest actually paid until the day before the Maturity Date from the amount calculated by the ratio of the yield to maturity (4.5% per annum) under Paragraph 8 of this Article from the issue date to the day before the Maturity Date with respect to the face value of this CB for which conversion rights have not been exercised, shall be paid in lump sum, provided that, if the Maturity Date or the coupon payment date falls on a bank holiday, the payment will be made on the next Business Day without any additional calculation of interest. The “Business Days” shall mean days that are not public holidays in Korea and days banks in Seoul are opened for their ordinary business operations (excluding the days only part of banks or part of banks’ branches are opened).
(2)The Coupon Rate shall be 0% and the Issuer shall not pay any separate interest before the Maturity Date.

11.Principal and Interest Payment Location: The Issuer’s head office

12.Default Interest: If the Issuer does not pay principal or early redemption amount due and payable hereunder, the Issuer shall pay the default interest on such principal or the early redemption amount (the “Default Interest”) commencing from the date immediately after the relevant due date and until the full payment. The Default Interest rate shall be 10% per annum accrued on a daily basis based on a period of 365 days in a year.

13.Put Option: Subscriber shall have the put option right to request the Issuer to redeem part or entire principal amount of the CB on the first anniversary after the issue date (inclusive of this date) and every three month thereafter prior to the Maturity Date thereof (the “Put Option”), provided that, if the early redemption date falls on a non-Business Day, then the early redemption shall be made on the next Business Day and the interests accrued after the early redemption date shall not be calculated.

(1)The amounts subject to the Put Option
[08/15/2024]: [105.6756]% of the face value of the CB
[11/15/2024]: [106.8516]% of the face value of the CB
[02/15/2025]: [108.0269]% of the face value of the CB
[05/15/2025]: [109.2025]% of the face value of the CB
[08/15/2025]: [110.4310]% of the face value of the CB
[11/15/2025]: [111.6596]% of the face value of the CB
[02/15/2026]: [112.8881]% of the face value of the CB

(2)Application Location for the Early Redemption: The Issuer’s head office
(3)The Early Redemption Payment Location: The Issuer’s head office
(4)Early Redemption and Put Option Exercise Period: The bondholder intending to exercise its Put Option shall request to the Issuer for early redemption during the period between sixty (60) days to thirty (30) days before the early redemption date (the “Put Option Exercise Period”), provided that, if the last day of the Put Option Exercise Period falls on a non-Business Day, then such last day shall be the next Business Day.

Classification	Put Option Exercise Period		Early Redemption Date (YY-MM-DD)	Early Redemption Ratio
	From	To
	60 days before	30 days before
1st Round	06/15/2024	07/15/2024	08/15/2024	105.6756%
2nd Round	09/15/2024	10/15/2024	11/15/2024	106.8516%
3rd Round	12/15/2024	01/15/2025	02/15/2025	108.0269%
4th Round	03/15/2025	04/15/2025	05/15/2025	109.2025%
5th Round	06/15/2025	07/15/2025	08/15/2025	110.4310%
6th Round	09/15/2025	10/15/2025	11/15/2025	111.6596%
7th Round	121/15/2025	01/15/2026	02/15/2026	112.8881%

14.Conversion: The Subscriber shall have the right to convert the CB held with it into common stock of the Issuer according to the following terms and conditions.
(1)Class of stock to be issued through the exercise of conversion rights by the Subscriber: Non-bearer common stock of the Company with a par value of KRW 5,000 per share

(2)Conversion ratio: 100% of the CB’s face value
The number of converted shares shall be one hundred percent (100%) of the number of shares to be computed by dividing the face value of each CB (aggregate face value in case at least two CB certificates are to be converted) by the conversion price. A fraction share that is less than one (1) full share shall be paid in cash by the Issuer at the time of delivery of stock certificates, and no interest shall accrue on the payment for such fractional shares, provided, that, there will be no right to convert part of the face value of the CB.
(3)Conversion Price: [85,000 KRW] per share (based on the par value of [5,000 KRW] per share) (the “Conversion Price”)

(4)Adjustment of the Conversion Price

A. Where the Company engages in capital increase, stock dividends or the transfer of reserves to equity capital or engages in the issuance of convertible bonds or bonds with warrant, each case of which value will be less than the market price the conversion price shall be adjusted as follows. The adjustment date to the conversion price shall be the issue date of the newly issued stocks based on capital increase, stock dividends or the transfer of reserves to equity capital or issue date of the convertible bonds or bonds with warrant.

Conversion Price after adjustment = Conversion Price before adjustment X [{A + (B x C / D)} / (A + B)]
A: The number of shares already issued
B: The number of shares newly issued
C: The issuance price per share
D: The market price

The “market price” for the above formula shall be the standard stock price (as prescribed in Article 5-18 of the Korean Regulations of Issuance and Disclosure of Securities) or the Ex-Right Price (in the cases other than the capital increase, the standard stock price as of the date immediately prior to the occurrence of the triggering event for the adjustment).

In the formula above, the “number of shares already issued” shall be the total number of issued shares as of the date immediately preceding the occurrence of an event triggering adjustment, and in the case of the issuance of convertible bonds or bonds with warrant, the “number of shares newly issued” shall be the number of shares to be issued if such bonds are converted into shares at the conversion price determined at the time of issuance of such bonds or the conversion rights to such bonds are fully exercised at the conversion price determined at the time of issuance of such bonds.

Further, in the formula above, the “issuance price per share” shall be zero (0) in the case of stock splits, bonus issues, and stock dividend, and shall be the conversion price or the exercise price determined at the time of issuance of relevant bonds in the case of the issuance of convertible bonds or bonds with warrant.

B. If the adjustment of the Conversion Price is necessary due to a merger, decrease in equity, stock split or merge, etc., the Conversion Price shall be adjusted in a way of ensuring the number of shares that the Subscriber could have held had the CB been fully converted into shares right before the merger, decrease in equity, or stock split or merge, etc.

C. Adjustment due to market price decline: The Conversion Price after adjustment shall be at least 70/100 of the Conversion Price at the time of issuance (if the Conversion Price has already been lowered or increased due to the reasons specified in A. or B. above before the adjustment date, the Conversion Price shall be calculated taking into account such adjustments).

D. If the adjusted Conversion Price is below the par value, the par value shall be used as the Conversion Price.

(5)Conversion period: The CB may be converted from May 16, 2024, the first anniversary of the issue date of the CB, to April 15, 2026, one month prior to the maturity date of the CB.

(6)Place for the conversion request: the Issuer’s head office

(7)Miscellaneous

A.Procedure and method of conversion request: The holder of the CB shall file two (2) copies of a request for conversion with particulars required for the request for conversion, including without limitation, the scope of bonds and the date of conversion request specified therein, together with a document certified by a competent registration authority that the holder is a creditor.
B.Effective date of conversion: Conversion shall become effective when the request for conversion and all required documents are filed.
C.First dividend to and interest on shares issued through the conversion: With regard to the payment of dividends to shares subject to the exercise of conversion rights, the shares shall be deemed to be converted at the end of the fiscal year preceding a fiscal year in which the conversion was requested, and shall have no effect on the interest paid, provided, however, that the coupon interest accrued from the immediately preceding date of interest payment to the date of conversion request shall not be paid.

D.Reservation of unissued shares: The Company shall reserve the number of shares to be issued by a conversion request as unissued shares out of the total authorized shares to be issued by it until the end of the conversion period.
E.Registration of an increase in equity capital by conversion: An increase in equity capital that has been resulted from the conversion of the CB shall be registered within two (2) weeks from the conversion request date.
F.Notice on adjustment to the Conversion Price: If the Conversion Price is adjusted, the Issuer shall notify or disclose such adjustment to the Subscriber.

Article 4. Registration

The registration certificate shall be in the form prescribed by the registration agency.

Article 5. Costs

The Issuer shall be liable for the costs (including stamp duties) incurred in connection with the issuance of this CB.

Article 6. Obligation to pay the Principal and Interest

The Issuer shall be fully responsible for the obligation to pay the principal and interest of this CB.

Article 7. Covenants after Conversion

1.Even if the Subscriber becomes a shareholder by exercising some or all of the conversion rights of this CB, the provisions herein applicable to the Subscriber (including but not limited to Article 8 and 9) shall equally apply as long as they are not contradictory in nature. The Issuer shall duly fulfill the rights and obligations specified in this Agreement.

2.Notwithstanding Paragraph 1 above, if the Subscriber disposes of more than 90% of the shares converted after becoming a shareholder by exercising all of the conversion rights of this CB, the provisions of Articles 8 and 9 of this Agreement shall not apply.

Article 8. Prior Consultation and Notification

1. The Issuer shall consult with the Subscriber in advance with respect to the following items, regardless of whether it is before or after the conversion of stocks, and notify the Subscriber of the results thereof:
(1) Change of company name or head office address

(2) Disposition of significant assets
(3) Establishment of subsidiaries
(4) Other significant changes in the status of the Issuer

2. The Issuer shall consult with the Subscriber in advance in the following cases, regardless of whether it is before or after the conversion of stocks:
(1) Change of control of the Issuer, such as a merger, split, transfer of business, entrustment of management, and other matters that have a significant impact on the management of the Issuer
(2) Suspension or abandonment of business and other matters that have a significant impact on the management of the Issuer
(3) If the issuance of any stock-related securities, such as new shares, convertible bonds, etc. that cause a change in the percentage of the Issuer’s ownership, or the granting of stock options to employees exceeds 10% of the total issued shares.
3. If the Issuer fails to fulfill or delays the obligations under Paragraphs 1 and 2 above and causes damages to the Subscriber, the Issuer shall compensate for such damages.

Article 9. Submission of Financial Statements and Other Materials

1.The Issuer shall submit the annual financial statements (balance sheet, income statement, statement of changes in equity, etc.) and external audit report (if any) to the Subscriber two weeks before the annual general meeting of shareholders following the end of each fiscal year.

2.In addition to the reports under Paragraph 1 above, the Issuer shall submit or allow inspection of documents and other materials related to the financial status, management performance, and business situation upon request by the Subscriber within the specified period.

Article 10. Acceleration

1.In the event of the occurrence of one of the following events, the Subscriber may declare part or all of the CB then unpaid immediately due and payable. In such case, the Subscriber may demand the Issuer to redeem part or all of principal amount of the CB and interest accrued on the CB from the immediately preceding interest payment date until the event of the default date, as well as interests on the outstanding principal amount and interest amounts of the CB applying the Default Interest under Clause 12 of this Article from the date immediately after the event of default and the full payment.

A. The Issuer files for or initiates bankruptcy or corporate rehabilitation proceeding (or such proceeding commenced against the Issuer is not withdrawn within five (5) Business Days) or the Issuer is declared bankrupt or corporate rehabilitation proceeding (including in the case similar proceeding is commenced pursuant to enactment or amendment to the relevant laws)

B. The Issuer is in default or suspension with its payment, including the cases in which the Issuer becomes subject to the suspension of transaction imposed by financial institutions, promissory note exchange decides to suspend transaction or registration for the default list is applied.

C. The Issuer fails to perform its obligations to pay part or all of the CB’s principal or to pay due and payable interests.

D. If an attachment order is rendered on entire assets of the Issuer or on the Issuer’s material assets or auction is commenced against such assets.

E. If the information or materials provided by the Issuer to the Subscriber are not true or omit material matters (excluding forecasting materials such as forecasted financial statements).

Article 11. Return of the CB

The Issuer may not demand the Subscriber to return the CB until the obligation to pay the CB’s principal and interests are completely fulfilled.

Article 12. Matters Regarding Litigation

The first instance court of any and all disputes concerning the CB and the Agreement shall be the Seoul Central District Court.

Article 13. Miscellaneous

1.Confidentiality and Prohibited Acts

1)Except as may be required by law, in response to requests for provision of the information from the courts, governments, financial regulatory authorities or other government agencies, and except as permitted by this Agreement, the Parties shall not publicize, disclose, or cause to disclose the matters related to the transaction documents and intended matters thereof, or any other matters related to this transaction directly or through its affiliates, employees, officers, or agents or use or use such matters for any purpose other than the performance of this Agreement

2)The Parties shall not disclose to the third party any information contained in data transferred between the parties and any other information about the other Party that Party became aware of while this Agreement remains in effect without the prior written consent of the other Party (except the information that is already known by the Party through a legitimate route before provided by the other Party, and information that is already known to the public without breach of this Article).

3)The Issuer shall not commit an act that may directly or indirectly affect the number of outstanding shares of the company, such as the issuance of new shares and convertible bonds, bonds with warrants, issuance of warrants, etc., other than the issuance of the CB until the date of payment.

2.Fees and Taxes

Each Party shall be responsible for its own costs, expenses and taxes incurred in relation to preparation, negotiation and the execution and performance of this Agreement and other related documents as well as the transaction contemplated therein.

3.No Representation

This Agreement shall not be deemed to have authorized each Party to represent the other Party or company, or to have authorized the company to represent the Parties.

4.No Waiver

Unless the Subscriber clearly express its intention in writing, any action (delay or dismissal of the request for performance, failure to make a request for performance, or any other act necessary for performance) shall not be deemed to be a waiver of its rights under this Agreement, even if the Subscriber does not exercise any right recognized in this Agreement. In addition, even if the Subscriber does not exercise certain rights, the Subscriber may exercise any other rights and the above lack of exercise shall not affect such exercise of rights.

5.Notices

All communication and notices related to this Agreement shall be in writing, and such notice shall be made by person, by courier service, by facsimile, by email or by registered or content-certified mail.

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IN WITNESS WHEREOF, this Agreement has been executed in three (3) copies. After the Parties subscribe their names and affix their seals thereto, each Party shall keep one (1) copy thereof.

[05/16], 2023

Issuer
Cyworld Z Co., Ltd.
Address: (Sinsa-dong) 29-1 Nonhyeon-ro 158-gil, Gangnam-gu, Seoul
Representative Director: Kim Tae Hoon

Subscriber
Exicure, Inc.
Address 2430 N. Halsted St. Chicago, IL. 60614 U.S.A
Representative Director: Jung Sang Kim